   As filed with the Securities and Exchange Commission on November 15, 1999
                                                     Registration No. 333-90763
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------
                                Amendment No. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                --------------

                              VECTREN CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                                --------------

        INDIANA                      4939                      35-2086905
    (State or other
    Jurisdiction of
   Incorporation or
     Organization)
           (Primary Standard Industrial Classification Code Number)
                                                              IRS Employer
                                                             Identification
                                                                 Number

                             20 N.W. FOURTH STREET
                           EVANSVILLE, INDIANA 47741
                                (812) 465-5300
  (Address, including zip code, and telephone number, including area code of
                   Registrant's Principal Executive Office)

                              NIEL C. ELLERBROOK
                             20 N.W. FOURTH STREET
                           EVANSVILLE, INDIANA 47741
                                (812) 465-5300
 (Name, Address, including zip code, and telephone number, including area code of Agent for Service)

                                  Copies to:

    James A. Strain             James M. Cotter             John H. Byington
 Sommer & Barnard, PC     Simpson Thacher & Bartlett       Winthrop, Stimson,
  4000 Bank One Tower        425 Lexington Avenue           Putnam & Roberts
 Indianapolis, Indiana     New York, New York 10017         One Battery Park
         46204                  (212) 455-2000                    Plaza
    (317) 630-4000                                         New York, New York
                                                                  10004
                                                             (212) 858-1000

                                --------------

   Approximate date of commencement of proposed sale of the securities to the public: as soon as practicable after the effective date of the Registration Statement.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

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

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Vectren Articles and the Vectren bylaws provide that Vectren will indemnify any individual who is or was a director or officer of Vectren, or is or was serving at the request of Vectren as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. Vectren may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and (ii) an undertaking of the director or officer to repay the amount paid by Vectren if it is ultimately determined that the director or officer is not entitled to indemnification by Vectren.

   The Vectren Articles and the Vectren bylaws provide that the indemnification rights described above are in addition any other indemnification rights a person may have by law or by contract. Vectren expects that employment agreements with its executive officers will require Vectren to indemnify the executive officers in accordance with its indemnification policies for its senior executives, subject to applicable law.

   Section 23-1-37 et seq. of the IBCL provides for "mandatory indemnification," unless limited by the articles, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 23-1-37-10 of the IBCL states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director acted in good faith and reasonably believed the actions were in the best interest of the corporation if the proceeding is a civil proceeding. If the proceeding is criminal, the director must furnish a written affirmation that the director had reasonable cause to believe he or she was acting lawfully or the director or officer had no reason to believe the action was unlawful. The director will repay the advance if it is ultimately determined that such director did not meet the standard of conduct required by the IBCL and that those making the decision to reimburse the director determine that the facts then known would not preclude indemnification under the IBCL.

   The IBCL permits a corporation to grant indemnification rights in addition to those provided by statute, limited only by the fiduciary duties of the directors approving the indemnification and public policies of the State of Indiana.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

     (2)* Agreement and Plan of Merger by and among Indiana Energy, Inc.,
          SIGCORP, Inc. and Vectren Corporation, dated as of June 11, 1999
          (Appendix A to the Joint Proxy Statement/Prospectus)

    (3)(a)* Articles of Incorporation of Vectren Corporation (Appendix B to the Joint Proxy Statement/Prospectus)

    (3)(b)*  Code of Bylaws of Vectren Corporation (Appendix C to the Joint
             Proxy Statement/Prospectus)

    (4)*     Shareholder Rights Agreement dated as of October 21, 1999 between
             Vectren Corporation and EquiServ Trust Company, N.A., as Rights
             Agent

    (5)(a)*  Opinion of Sommer & Barnard, PC

    (8)(a) Opinion of Simpson Thacher & Bartlett regarding certain federal income tax consequences

    (8)(b) Opinion of Winthrop, Stimson, Putnam & Roberts regarding certain federal income tax consequences

    (10)* Form of Employment Agreements with the following executive officers:

             Niel C. Ellerbrook
             Andrew E. Goebel
             Jerome A. Benkert
             Carl L. Chapman
             Ronald E. Christian
             J. Gordon Hurst
             Richard G. Lynch

    (23)(a)* Consent of Arthur Andersen LLP (re: Indiana Energy, Inc.)

    (23)(b)* Consent of Arthur Andersen LLP (re: SIGCORP, Inc.)

    (23)(c)* Consent of Sommer & Barnard (in Exhibit 5)

    (23)(d)* Consent of Simpson Thacher & Bartlett (in Exhibit 8(a))

    (23)(e)* Consent of Winthrop, Stimson, Putnam & Roberts (in Exhibit 8(b))

    (24)* Power of Attorney (included on signature page of registration statement)

    (99)(a)* Form of Proxy Card for Indiana Energy, Inc.

    (99)(b)* Form of Proxy Card for SIGCORP, Inc.

    (99)(c)* Notice of Special Meeting of Shareholders of Indiana Energy, Inc.
             (included in Joint Proxy Statement/Prospectus)

    (99)(d)* Notice of Special Meeting of Shareholders of SIGCORP, Inc.
             (included in Joint Proxy Statement/Prospectus)

    (99)(e)* Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated

    (99)(f)* Consent of Goldman Sachs & Co.

    (99)(g)* Consent of Niel C. Ellerbrook

    (99)(h)* Consent of L.A. Ferger

    (99)(i)* Consent of Anton H. George

    (99)(j)* Consent of J. Timothy McGinley

     (99)(k)* Consent of Richard P. Rechter

     (99)(l)* Consent of James C. Shook

     (99)(m)* Consent of William G. Mays

     (99)(n)* Consent of Jean L. Wojtowicz

     (99)(o)* Consent of Ronald G. Reherman

     (99)(p)* Consent of Andrew E. Goebel

     (99)(q)* Consent of James S. Vinson

     (99)(r)* Consent of John M. Dunn

     (99)(s)* Consent of John D. Engelbrecht

     (99)(t)* Consent of Robert L. Koch II

     (99)(u)* Consent of Donald A. Rausch

     (99)(v)* Consent of Richard W. Shymanski

------------------
* Previously filed

   (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this Form.

ITEM 22. UNDERTAKINGS.

   (1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (I)(a) and (I)(b) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

   (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) (a) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant hereby undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (b) The Registrant hereby undertakes that every prospectus: (i) that is filed pursuant to paragraph (5)(a) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (6) Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 20, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (7) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   (8) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Evansville, State of Indiana, on the 15th day of November, 1999.

                                          Vectren Corporation

                                                /s/ Niel C. Ellerbrook*
                                          By: _________________________________
                                                    Niel C. Ellerbrook
                                              President and Chief Executive
                                                         Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 15, 1999 by the following persons in the capacities indicated.

                 Signature                                     Title
                 ---------                                     -----


        /s/ Niel C. Ellerbrook *            President, Chief Executive Officer,
___________________________________________   Chief Financial Officer and Director
            Niel C. Ellerbrook                (Principal Executive Officer, Principal
                                              Financial and Accounting Officer)

         /s/ Andrew E. Goebel  *            Vice President, Chief Operating Officer
___________________________________________   and Director
             Andrew E. Goebel


By:     /s/ Ronald E. Christian
   --------------------------------------
   Ronald E. Christian, Attorney-in-Fact

                                 EXHIBIT INDEX

  Exhibit
    No.                        Description of Exhibit                      Page
  -------                      ----------------------                      ----

 (2)*      Agreement and Plan of Merger by and among Indiana Energy,
           Inc., SIGCORP, Inc. and Vectren Corporation, dated as of June
           11, 1999 (Appendix A to the Joint Proxy Statement/Prospectus)

 (3)(a)* Articles of Incorporation of Vectren Corporation (Appendix B to the Joint Proxy Statement/ Prospectus)

 (3)(b)*   Code of Bylaws of Vectren Corporation (Appendix C to the
           Joint Proxy Statement/Prospectus)

 (4)* Shareholder Rights Agreement dated as of October 21, 1999 between Vectren Corporation and EquiServ Trust Company, N.A., as Rights Agent

 (5)(a)*   Opinion of Sommer & Barnard, PC

 (8)(a) Opinion of Simpson Thacher & Bartlett regarding certain federal income tax consequences

 (8)(b) Opinion of Winthrop, Stimson, Putnam & Roberts regarding certain federal income tax consequences

 (10)* Form of Employment Agreements with the following executive officers:

           Niel C. Ellerbrook
           Andrew E. Goebel
           Jerome A. Benkert
           Carl L. Chapman
           Ronald E. Christian
           J. Gordon Hurst
           Richard G. Lynch

 (23)(a)*  Consent of Arthur Andersen LLP (re: Indiana Energy, Inc.)

 (23)(b)*  Consent of Arthur Andersen LLP (re: SIGCORP, Inc.)

 (23)(c)*  Consent of Sommer & Barnard (in Exhibit 5)

 (23)(d)*  Consent of Simpson Thacher & Bartlett (in Exhibit 8(a))

 (23)(e)*  Consent of Winthrop, Stimson, Putnam & Roberts (in Exhibit
           8(b))

 (24)* Power of Attorney (included on signature page of registration statement)

 (99)(a)*  Form of Proxy Card for Indiana Energy, Inc.

 (99)(b)*  Form of Proxy Card for SIGCORP, Inc.

 (99)(c)*  Notice of Special Meeting of Shareholders of Indiana Energy,
           Inc. (included in Joint Proxy Statement/Prospectus)

 (99)(d)*  Notice of Special Meeting of Shareholders of SIGCORP, Inc.
           (included in Joint Proxy Statement/Prospectus)

 (99)(e)*  Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated

 (99)(f)*  Consent of Goldman, Sachs & Co.

 (99)(g)*  Consent of Niel C. Ellerbrook

 (99)(h)*  Consent of L.A. Ferger

 (99)(i)*  Consent of Anton H. George

 (99)(j)*  Consent of J. Timothy McGinley

  Exhibit
    No.         Description of Exhibit       Page
  -------       ----------------------       ----

 (99)(k)*  Consent of Richard P. Rechter
 (99)(l)*  Consent of James C. Shook
 (99)(m)*  Consent of William G. Mays
 (99)(n)*  Consent of Jean L. Wojtowicz
 (99)(o)*  Consent of Ronald G. Reherman
 (99)(p)*  Consent of Andrew E. Goebel
 (99)(q)*  Consent of James S. Vinson
 (99)(r)*  Consent of John M. Dunn
 (99)(s)*  Consent of John D. Engelbrecht
 (99)(t)*  Consent of Robert L. Koch II
 (99)(u)*  Consent of Donald A. Rausch
 (99)(v)*  Consent of Richard W. Shymanski

-----------------
Previously filed